                                  ATTACHMENT 7

                           HOSTING SERVICES AGREEMENT

         This Hosting Services Agreement (the "Agreement") is entered into as of September 9, 1999 (the "Effective Date") by and between XCare.net, a Delaware corporation with offices at 6400 S. Fiddler's Green Circle, Englewood, CO 80111, ("XCare.net"), and Breathnet LLC, a Delaware limited liability corporation with offices at 17 Pequot Trail, Westport, CT 06880 ("Client").

         This Agreement includes the following schedules, which are incorporated herein by this reference:

         Schedule 1           Hosting Services Description and Pricing
         Schedule 2           Managed Services Option

         Any notice required or permitted under this Agreement will be in writing and delivered to the address set forth below, or to such other notice address as the other party has provided by written notice.

         THIS AGREEMENT, INCLUDING THE SCHEDULES LISTED ABOVE, CONSTITUTES THE COMPLETE AND EXCLUSIVE UNDERSTANDING OF THE PARTIES WITH REFERENCE TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PRIOR SALES PROPOSALS, NEGOTIATIONS, AGREEMENTS AND OTHER REPRESENTATIONS OR COMMUNICATIONS, WHETHER ORAL OR WRITTEN. IF THERE IS ANY CONFLICT BETWEEN THE TERMS AND CONDITIONS OF CLIENT'S PURCHASE ORDER (OR ANY OTHER PURCHASE OR SALES DOCUMENT) AND THE TERMS AND CONDITIONS OF THIS AGREEMENT, THIS AGREEMENT SHALL CONTROL. THIS AGREEMENT MAY BE MODIFIED, REPLACED OR RESCINDED ONLY IN WRITING, AND SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF EACH PARTY.


AGREED:

XCare.net                                          Client Breathnet
                                                          ----------------------
                                                   17 Pequot Trail
-----------------------------                      -----------------------------
                                                   Westport, CT 06880
-----------------------------                      -----------------------------

-----------------------------                      -----------------------------

By: /s/ LORINE SWEENEY                             By: /s/ ROBERT SMOLER, CEO
    -------------------------                          -------------------------
    (Authorized Signature)                             (Authorized Signature)

Lorine Sweeney, Pres. & CEO                        Robert Smoler, CEO
-----------------------------                      -----------------------------
(Printed Name and Title)                           (Printed Name and Title)

                      XCARE.NET HOSTING SERVICES AGREEMENT



1 XCare.net Obligations

1.1 XCare.net agrees to provide to Client the Services as described in Schedules attached hereto pursuant to orders placed by Client and accepted by XCare.net.

1.2 The initial service period for all orders for Services ("Initial Service Period") shall commence upon activation of the Services and remain in effect for a period of one year. Client may extend the Services for an additional one year period under the same pricing schedule as set out in Schedule 1. If Client and XCare.net fail to agree on the terms to extend the Services past the Initial Service Period, or the additional one year period the applicable Schedule for Services shall continue in effect on a month-to-month basis, until terminated by either Client or XCare.net as provided in Section 4 below.

1.3 The fees for Services are specified in Schedule 1 of this agreement. XCare.net will issue invoices ("Invoices") to Client for installation fees for Client's Services and other applicable nonrecurring and recurring fees covering the initial one month period. On a monthly basis, XCare.net will determine Client's actual usage which determination shall be subject to audit by Client. After the initial one month period, XCare.net will issue Invoices on a monthly basis to Client as specified in attached schedules.

2 Client's Obligations

2.1 Client shall pay XCare.net the amount specified in the Invoices, in U.S. Dollars, per the payment terms set forth in such invoices. Late payments shall bear interest at one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is less.

2.2 XCare.net shall not obtain any right, title to and/or interest in content, including but not limited to text, multimedia images (graphics, audio and video), software and other data (collectively "Content") provided by Client and installed by XCare.net or Client on the Server or developed for Client at Client's expense; however, XCare.net shall retain title to and all rights in all other intellectual property including, but not limited to, any know-how related to XCare.net-provided products or services such as the hardware, software or any other server technology.

2.3 Client acknowledges and agrees that use of the Services is subject to Client's compliance with the terms defined in XCare.net's Prohibited Uses of Products and Services Policy, attached hereto as Exhibit A, as amended from time to time. Violations of any of the terms of such policy shall constitute a breach hereunder and may result in termination of this Agreement by XCare.net.

2.4 Client is solely responsible for Content, including any subsequent changes or updates made or authorized by Client. Client warrants and represents that
Content: (i) does not infringe or violate the rights of any third party including, but not limited to, intellectual property rights (including but not limited to patents, copyrights, trademarks, trade secrets and rights of publicity); (ii) is not defamatory or obscene; and (iii) does not violate any other applicable law. XCare.net reserves the right (but shall have no obligation) to delete any material installed on a Server in an XCare.net facility or to disconnect Internet access of a Server which contains Content which XCare.net believes in good faith breaches any of these warranties. Any breach of these warranties by Client may result in termination of the Services.

2.5 Client acknowledges and agrees that Client assumes all risk related to the processing of transactions related to electronic commerce. XCare.net reserves the right to discontinue the Services to Client if either XCare.net believes in good faith that Client has violated the foregoing, or that Client's use of the Services poses a threat to the internal security of the XCare.net network, the Web hosting facility, other customers, or the Server.

2.6 Upon termination of either this Agreement or any applicable Schedule for Services, User must relinquish use of the Internet Protocol Addresses ("IP Addresses") or address blocks assigned to it in connection with the Services. (Note: Breathnet has full ownership rights before, during and after termination to the URL www.breathnet.com and all e-mail addresses attached to this URL, such as rsmoler@breathnet.com.)


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


2.7 All equipment provided by XCare.net in connection with this Agreement shall remain the property of XCare.net.

3 Warranties and Indemnity

3.1 XCare.net makes no warranties of any kind with respect to Services and Products provided under this Agreement. XCARE.NET DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OTHER THAN THOSE EXPRESS WRITTEN PERFORMANCE AGREEMENTS MUTUALLY AGREED UPON. In any instance involving performance or nonperformance of Services and Products provided hereunder, Client's sole remedy shall be (a) in the case of Services, refund of a prorata portion of the price paid for Services which were not provided.

         3.1.1 Except as otherwise may be provided in this Agreement, credit for lost Services will be issued only for periods, calculated in fifteen
         (15) minutes increments, in excess of two (2) hours in a calendar month. One (8) hour services loss will be permitted in each 6 month service period to allow for potential catastrophic system disruption. Lost Services or "Downtime" is deemed to have occurred only if service becomes unusable by Client as a result of failure of XCare.net facilities, equipment, or personnel used to provide the Services, and only where the interruption is not the result of (a) negligence or other conduct of Client or its agents, including a failure or malfunction resulting from applications or services provided by Client or its agents, (b) failure or malfunction of any equipment or services not provided by XCare.net, (c) circumstances beyond the control of XCare.net, or (d) interruption due to scheduled maintenance, alteration, or implementation. All claims must be made within 60 days of the date of such lost Services.

3.2 EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT WILL XCARE.NET, IT'S SUBSIDIARIES OR ITS OR THEIR AGENTS, BE LIABLE TO CLIENT FOR ANY DAMAGES, INCLUDING LOST PROFITS, LOSS OF DATA, OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY OTHER DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE PURCHASE, USE OR PERFORMANCE OF THE SERVICES EXCEPT THAT XCARE.NET AND CLIENT WILL ESTABLISH A PLAN FOR SAFEGUARDING CLIENT'S DATA AND XCARE.NET WILL BE LIABLE FOR DAMAGES FOR LOST DATA SHOULD THEY NOT FOLLOW THIS AGREED UPON PLAN. XCare.net will not be liable for any damages Client may suffer arising out of Client's use, OR inability to use, the Services or related products. In no event shall XCare.net be liable for unauthorized access to Client's transmission facilities or Client premise equipment or for unauthorized access to or alteration, theft or destruction of Client's data files, programs, procedure or information through accident, fraudulent means or devices, or any other method except that XCare.net and Client will establish a plan for safeguarding Client's equipment, data files, and programs and XCare.net will be liable for damages associated with harm to Client's equipment, data files and programs should they not follow this agreed upon plan.

3.3 XCare.net's liability for damages to Client for any cause whatsoever, regardless of form of action, including negligence, shall not exceed an amount equal to the price of products and Services purchased by Client during the twelve month period preceding the event which caused the damages or injury; provided, however, that this limitation shall not apply to damages to Client for personal injuries or destruction of tangible personal property proximately caused by the negligence of XCare.net or damages caused by gross negligence or willful misconduct.

3.4 XCare.net will indemnified and hold Client harmless against any claim or demand by any third party that any hardware or software provided to Client hereunder, infringes any United States copyright or trade secret. Except for damages incurred by XCare.net caused by (a) proprietary rights infringement claims as provided for above, or (b) damages for personal injuries or destruction of tangible property proximately caused by XCare.net's negligence or damages caused by XCare.net's gross negligence or willful misconduct, Client agrees to indemnify and hold XCare.net harmless against any claim or demand by any third party due to or arising out of the use by Client of Services and related products provided hereunder.

3.5 Client will indemnify and hold XCare.net harmless against any claim or demand by any third party brought as a result of Client's violation of the XCare.net Prohibited Uses Policy or any unlawful use of Content provided by Client or by XCare.net at Client's request.

4. Termination

4.1 Either party may terminate this Agreement by providing the other party with at least sixty (60) days notice.

4.2 Client may cancel or terminate this Agreement in the event of three (3) or more "service interruptions" in excess of four (4) hours duration during any thirty (30) day period, during the term of this Agreement. A "service interruption" is deemed to have occurred when Sections 2.8 or 2.8.1 (Performance Guarantee and Xcare.net Average Server Response Times respectively) of the Professional Services Agreement (Attachment 1) is violated or if service becomes unusable by Client as a result of failure of XCare.net facilities, equipment, or personnel used to provide the Services, and only where the interruption is not the result of (a) negligence or other conduct of Client or its agents, including a failure or malfunction resulting from applications or services provided by Client or its agents, (b) failure or malfunction of any equipment or services not provided by XCare.net, (c) circumstances beyond the control of XCare.net, or
(d) interruption due to scheduled maintenance, alteration, or implementation.

4.3 This Agreement may be terminated by either party in the event of (i) any material breach of, any of the terms and conditions of this Agreement by the other party, which default continues in effect after the defaulting party has been provided with written notice of default and thirty (30) days to cure such default; (ii) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to either party of its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, that authorizes the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; (iii) either party's consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or (iv) either party's making a general assignment for the benefit of creditors; or either party's becoming insolvent; or either party taking any corporate action to authorize any of the foregoing.

4.4 In the event of termination by Client for any reason other than expiration of a service order or a service interruption as defined in subsection 4.2, Client agrees to immediately pay XCare.net as a cancellation fee all monthly recurring fees specified in the quote provided by XCare.net for such service order through the date of termination. Upon termination of this Agreement, Client must relinquish use of the Internet Protocol Addresses ("IP Addresses") or address blocks assigned to it in connection with the Services. (Note:
Breathnet has full ownership rights before, during and after termination to the URL www.breathnet.com and all e-mail addresses attached to this URL, such as rsmoler@breathnet.com.)


5. General

5.1 Force Majeure. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected party including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communication lines (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

5.2 Assignment. Neither party shall have the right to assign this Agreement without the prior written consent of the other party; provided, that either party shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.

5.3 Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the parties will substitute a new enforceable provision of like economic intent and effect.

5.4 Waiver. Waiver of any breach or failure to enforce any term of this Agreement shall not be deemed a waiver of any breach or right to enforce which may thereafter occur. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

5.5 Notices. All notices, demands, requests or other communications required or permitted under this Agreement will be deemed given when (i) delivered personally; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt.

5.6 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of law principles.

5.7 Mediation. Any Dispute that the Parties are unable to resolve through informal discussions or negotiations will be submitted to non-binding mediation, which will be held in New York, New York. The Parties will mutually determine who the mediator will be from a list of mediators obtained from the AAA office located in New York, New York. If the Parties are unable to agree on the mediator, the mediator will be selected by the AAA.

5.8 Arbitration. Any Dispute that the Parties are unable to resolve through mediation pursuant to Section 10.12 will be submitted to arbitration in accordance with the following procedures:

         5.8.1. Demand for Arbitration; Location. Either Party may demand arbitration by giving the other Party written notice to such effect, which notice will describe, in reasonable detail, the facts and legal grounds forming the basis for the filing Party's request for relief and will include a statement of the total amount of damages claimed, if any, and any other remedy sought by that Party. The arbitration will be held before one neutral arbitrator in New York, New York.

         5.8.2. Identification of Arbitrator. Within thirty (30) calendar days after the other Party's receipt of such demand, the Parties will mutually agree upon an arbitrator. If the parties are unable to agree on the arbitrator within that time period, the arbitrator will be selected by the AAA. The arbitrator will have a background in, and knowledge of, the information technology services. If a person with such industry experience is not available, the arbitrator will be chosen from the large and complex case panel or, if an appropriate person is not available from such panel, the retired federal judges pool.

         5.8.3. Conduct of Arbitration. The arbitration will be governed by the Commercial Arbitration Rules of the AAA, except as expressly provided in this Section 10.13. However, the arbitration will be administered by an organization mutually agreed to in writing by the Parties. If the Parties are unable to agree upon the organization to administer the arbitration, it will be administered by the AAA under its procedures for large and complex cases. Pending the arbitrator's determination of the merits of the Dispute, either Party may apply to any court of competent jurisdiction to seek injunctive or other extraordinary relief.

         5.8.4. Scope of Discovery. Discovery will be limited to the request for and production of documents, depositions and interrogatories. Interrogatories will be allowed only as follows: a Party may request the other Party to identify by name, last known address and telephone number (i) all persons having knowledge of facts relevant to the Dispute and a brief description of that person's knowledge, (ii) any experts who may be called as an expert witness, the subject matter about which the expert is expected to testify, the mental impressions and opinions held by the expert and the facts known by the expert (regardless of when the factual information was acquired) which relate to or form the basis for the mental impressions and opinions held by the expert and (iii) any experts who have been used for consultation, but who are not expected to be called as an expert witness, if such consulting expert's opinions or impressions have been reviewed by an expert witness. All discovery will be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the Parties cannot agree will be submitted to the arbitrator for determination.

         5.8.5. Authority of Arbitrator. In rendering an award, the arbitrator will determine the rights and obligations of the Parties according to the substantive and procedural laws of the State of New York. The arbitrator will not have authority to award damages in excess of the amount or other than the types allowed by Section 5.2, except in the case of gross negligence or willful misconduct, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement, except in the case of gross negligence or willful misconduct.

         5.8.6. Joinder of Parties. Each of Vendor and Customer agree that it will use commercially reasonable efforts to join (and will allow the other Party to join) any Third Party that the Parties have agreed is indispensable to the arbitration. If any such Third Party does not agree to be joined, the arbitration will proceed nonetheless.

         5.8.7. Award. The decision of, and award rendered by, the arbitrator will be final and binding on the Parties. Upon the request of a Party, the arbitrator's award will include written finding of fact and conclusions of law. Judgement on the award may be entered in and enforced by any court of competent jurisdiction. Each Party will bear its own costs and expenses (including filing fees) with respect to the arbitration, including one-half of the fees and expenses of the arbitrator.

         5.8.8. Exclusive Remedy. Other than those matters involving injunctive or other extraordinary relief or any action necessary to enforce the award of the arbitrator, the Parties agree that the provisions of this Article 10 are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute or the provision of the Services by Vendor. Nothing in this Article 10 prevents the Parties from exercising their rights to terminate this Agreement in accordance with Article 8.

5.9 Jurisdiction. All disputes arising out of or relating to this Agreement shall be submitted to the non-exclusive jurisdiction of the state and federal courts encompassing New York, New York, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto.

5.10 Headings. Section headings contained in this Agreement are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

5.11 Independent Contractors. The relationship of the parties hereunder shall be that of independent contractors. Nothing herein shall be construed to constitute a partnership between or joint venture of the parties, nor shall either party be deemed the agent of the other or have the right to bind the other in any way without the prior written consent of the other.

5.12 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

5.13 Publicity. Client understands that Internet use, and related products and Services provided under this Agreement, may require registrations and related administrative reports which are public in nature. In addition, Client and XCare.net agree that either party may include its name and a description of the provided services as a reference or in client/vendor portfolios.

                                    EXHIBIT A

                      XCARE.NET PROHIBITED USES POLICY FOR

                           XCARE.NET HOSTING SERVICES

The following actions are defined by XCare.net as "system abuse" and are strictly prohibited under the XCare.net Hosting Services Agreement. The examples named in this list are not exhaustive and are provided solely for guidance to Clients using the XCare.net Hosting Services. If any Client is unsure of whether a contemplated use or action is permitted, it is Client's responsibility to determine the permitted use by contacting XCare.net via electronic mail at helpdesk@XCare.net. The following activities are expressly prohibited and could result in termination of a Client's XCare.net Hosting Services Agreement


     GENERAL

         o Resale of XCare.net's products and services, unless specifically permitted and documented in a separate written agreement or the initial Client contract.

         o Using the facilities and capabilities of XCare.net or its services to conduct any illegal activity or other activity that infringes the rights of others.

         o Deceptive on-line marketing practices. The United States Federal Trade Commission has issued informative guidelines for proper on-line marketing schemes. For more information about the FTC guidelines review the Deception Policy Statement from the FTC.

         o Violations of intellectual property -- as legally protected by copyrights and licenses. This includes, but is not limited to, the installation or distribution of illegal, "pirated", or other software products that are not appropriately licensed by Client.

         o        Violations of privacy.

     SYSTEM AND NETWORK

         o Introduction of malicious programs into the network or Server (e.g. viruses, worms, Trojan horses, etc.).

         o Attempted or successful security breaches or disruption of Internet communication. Security breaches include, but are not limited to, accessing data of which Client is not an intended recipient or logging into a Server or account that Client is not expressly authorized to access.

         o        Client may not execute any form of network monitoring (e.g.
                  packet sniffer) which will intercept data not intended for Client Server.

         o Attempts to circumvent Client authentication or security of any host, network, or account ("cracking").

         o Attempts to interfere with or deny service to any user or any host (e.g. Denial of Service Attacks).

         o Use of any program/script/command, or sending messages of any kind, designed to interfere with a third party Clients terminal session, via any means, locally or via the Internet.

     BILLING

         o Furnishing false or incorrect data on the signup form, hosting agreement, or online hosting order application.

         o Attempts to circumvent or alter the processes or procedures to measure time, bandwidth utilization, or other methods to document "use" of XCare.net's products and services.

     MAIL

         o Sending unsolicited mail messages, including the sending of "junk mail" or other advertising material to individuals who did not specifically request such material (e.g. "spamming").

         o Harassment, whether through language, frequency, or size of messages.


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


         o        Forging of mail header information to a third party.

         o Using the XCare.net or Client account to collect replies to messages sent from another provider, which violate these rules or those of the other provider.

         o Creating or forwarding "chain letters" or other "pyramid schemes" of any type.

     USENET NEWSGROUPS

         o Posting the same or similar message to large numbers of Usenet newsgroups.

         o        Posting chain letters of any type.

         o Posting encoded binary files to newsgroups not specifically named for that purpose.

         o Cancellation or superseding of posted messages other than your own.

         o        Forging of header information.

         o Solicitations of mail for any other e-mail address other than that of the poster's account or service, with intent to harass or to collect replies.

     IRC (INTERNET RELAY CHAT)

         o Use of IRC scripts or programs that will interfere with or deny service to other clients on any Server or host.

         o Running or attempting to run any IRC robot or Server on equipment other than the equipment provided by XCare.net to the Client.

     ADMINISTRATOR ACCOUNTS

       The following section details XCare.net's policy regarding administrator privileges with the products and services offered by XCare.net's Hosting Services Group. Clients utilizing XCare.net Hosting Services products and services, whether the Server is provided by XCare.net or is provided by the Client are subject to the following list of restrictions. The items in this list are not exhaustive and are provided solely for guidance to Clients using the XCare.net Hosting Services. If any Client is unsure of whether a contemplated use or action is permitted it is Client's responsibility to determine the permitted use by contacting XCare.net via electronic mail at helpdesk@xcare.net.

         o        Client may not change the IP address or name of the Server.

         o Client may not provide or share administrator privileges with individuals who have not reviewed and agreed to the terms of the XCare.net Hosting Services Agreement and the XCare.net Prohibited uses Policy for XCare.net Hosting Services.





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


                                   SCHEDULE 1


                 HOSTING SERVICES DESCRIPTION AND PRICE SCHEDULE

In accordance with this agreement, XCare.net will provide the following services, resources and service features:

         SERVER CONFIGURATION
         -----------------------------------------------------------------------
         Hardware


         XCare.net Hosting Provided Software



         DATA CENTER
         -----------------------------------------------------------------------
         Xcare.net Data Center Operations



         BANDWIDTH & NETWORKING
         -----------------------------------------------------------------------
         An Intranet Connecting All Physician and Breathnet Offices To The Main Server and the Disaster Recovery Site.



         BACKUP
         -----------------------------------------------------------------------
         Standard Data Services Back-up



         SERVICES
         -----------------------------------------------------------------------
         System Maintenance, Content Updates on the Server and Second Tier Support Services On a 24 by 7 Basis



         PRICING                                                      SETUP FEE    MONTHLY FEE
         -------------------------------------------------------------------------------------
         TOTAL PRICING AS CONFIGURED ABOVE: *MINIMUM                    N/A        $    [*]
         Transaction Fee - $ / transaction**                        $   N/A        $    N/A
         Each additional 1Mbps of average bandwidth utilization         N/A        $    N/A
         Each additional 10GB data backup                               N/A        $    N/A

                  *Minimum monthly hosting fee will apply regardless of transaction volume.


                  ** The minimum fee will be charged for two months; at which point the definition of a transaction will be set and the transaction fee going forward will be established. Transaction fees will be re-evaluated after six months of usage.


[*] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE 2


                            MANAGED SERVICES OPTION



As the Managed Services portion of this Hosting agreement, XCare.net will provide server administration and management services that include but are not necessarily limited to:

         o Performance/resource monitoring and proactive problem resolution

         o        Daily systems administration tasks

         o        Applying operating system enhancements and security patches

         o        Adding user accounts

         o        Configuring DSN's and database connections

         o        Managing DNS services

         o        Adding/configuring FTP services

         o        Installing security certification keys

         o        Minor software revision changes & application patches

         o        Conducting automatic log rotation

         o        Checking disk space

         o        Facilitating restore requests


In addition, XCare.net Hosting will provide 24x7 1st level response for recovering application related problems that have caused a complete outage to the Web Services. However, these issues may need to be escalated to the appropriate Application Development contact provided by the client for resolution.




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